Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sevcon, Inc.,

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sevcon, Inc. of our report dated April 15, 2016, relating to our audit of the financial statements of Bassi Unipersonale S.r.l. as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014, which was filed with the Current Report on Form 8-K/A of Sevcon, Inc. dated April 15, 2016.

/s/ BDO Italia S.p.A.

BDO Italia S.p.A.

Corte Isolani, 1

40125 Bologna

Italy

May 4, 2016